Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations

703-742-5393

InvestorRelations@quadramed.com

QUADRAMED CORPORATION ANNOUNCES

REALIGNMENT OF BOARD OF DIRECTORS

RESTON, VA – (August 10, 2009) — QuadraMed Corporation (NASDAQ: QDHC) announced today that James E. Peebles will assume the position of Chairman of the Company’s Board of Directors, succeeding Robert L. Pevenstein. Mr. Pevenstein, who has served as Board Chairman for the last three and a half years, will continue to serve as Chairman of the Audit Committee. The appointment of Mr. Peebles to the role of Chairman, along with the Board’s recently announced appointment of Duncan W. James as the Company’s new Chief Executive Officer, reaffirms the Board’s commitment to the marketplace in continuing to develop and enhance the Company’s products to meet the requirements of its clients and to respond to the requirements created by the American Recovery and Reinvestment Act of 2009 stimulus bill.

During Mr. Pevenstein’s tenure as Chairman of the Board and Chairman of the Audit Committee, QuadraMed has significantly improved its financial reporting process as well as its internal financial management which, combined with profitable operations during this period, has resulted in a strong balance sheet.

Mr. Peebles stated, “It is an honor to be appointed to the position of Chairman, and I appreciate the confidence that the Board has expressed as a result of this appointment. Bob Pevenstein has done an outstanding job, and I will continue to rely heavily on him for guidance and assistance. I am also looking forward to working with Duncan James as I am confident that the expertise and strategy that he brings to the team will continue to strengthen QuadraMed’s prestige in the healthcare industry.”

Mr. Pevenstein stated, “I am pleased to pass the role of Chairman to Jim Peebles. Jim’s recent tenure as Interim CEO has allowed him to gain in depth knowledge of the Company’s products and market which along with the hiring of Duncan James provides for a natural rotation of the Board Chair.”

In addition, Julian A.L. Allen announced his resignation from the Board, effective today. Mr. Allen has served on the Board since February 2008. “With the appointment of Jim Peebles as Chairman and Duncan James as Chief Executive, I am confident that QuadraMed has the right leadership team as it executes against the many marketplace opportunities ahead. I wish them every future success,” said Mr. Allen.

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. QuadraMed provides real world solutions that help healthcare professionals deliver outstanding patient care efficiently and cost effectively. Behind the Company’s products and services is a staff of 600 professionals whose experience and dedication have earned QuadraMed the trust and loyalty of clients at over 2,000 healthcare provider facilities. For more information about QuadraMed, visit http://www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 by QuadraMed that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”).

QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.